                                                                   EXHIBIT 3.4
                               LOAN AGREEMENT

                                   BETWEEN

                              BRANDON S L WANG,
                                AS BORROWER,


                                     AND


                           SOUTHTRUST BANK, N.A.,
                                  AS LENDER


                                CLOSING DATE:

                               AUGUST 19, 1997

                              TABLE OF CONTENTS



   1.  DEFINITIONS, TERMS AND REFERENCES.....................   1

       1.1  CERTAIN DEFINITIONS..............................   l
       1.2  USE OF DEFINED TERMS.............................   6
       1.3  ACCOUNTING TERMS.................................   6
       1.4  TERMINOLOGY......................................   6
       1.5  EXHIBITS.........................................   6


   2.  TERM LOAN.............................................   6

       2.1  GENERAL TERMS AND CONDITIONS.....................   6
       2.2  INTEREST.........................................   7
       2.3  METHOD OF MAKING PAYMENTS........................   8
       2.4  PREPAYMENTS......................................   8
       2.5  USE OF PROCEEDS..................................   9
       2.6  INCREASED COSTS OR REDUCED RETURN................   9
       2.7  INDEMNIFICATION OF LENDER........................  10


   3.  REPRESENTATIONS AND WARRANTIES........................  10

       3.1  RESIDENCE........................................  10
       3.2  CAPACITY; VALIDITY AND BINDING EFFECT............  10
       3.3  NO MATERIAL LITIGATION...........................  11
       3.4  TAXES............................................  11
       3.5  INSOLVENCY.......................................  11
       3.6  MARGIN STOCK.....................................  11
       3.7  NO VIOLATIONS....................................  12
       3.8  FINANCIAL STATEMENTS.............................  12
       3.9  DISCLOSURE.......................................  12


   4.  COVENANTS.............................................  12

       4.1  FURTHER ASSURANCES...............................  13
       4.2  PERSONAL FINANCIAL STATEMENTS AND OTHER REPORTS..  13
       4.3  PAYMENT OF TAXES.................................  13
       4.4  NOTICE OF DEFAULT................................  13
       4.5  COMPLIANCE WITH LAWS.............................  13
       4.6  LITIGATION.......................................  13


   5.  EVENTS OF DEFAULT.....................................  14

       5.1  TERM NOTE........................................  14
       5.2  OBLIGATIONS......................................  14
       5.3  MISREPRESENTATIONS...............................  14
       5.4  COVENANTS........................................  14



       5.5   OTHER DEBTS....................................    14
       5.6   VOLUNTARY BANKRUPTCY...........................    15
       5.7   INVOLUNTARY BANKRUPTCY.........................    15
       5.8   ORGANIZATIONAL DOCUMENTS; DISSOLUTION..........    15
       5.9   JUDGMENTS AND SETTLEMENTS......................    15
       5.10  CHANGE OF CONTROL..............................    16
       5.11  MATERIAL ADVERSE CHANCE........................    16
       5.12  GUARANTIES.....................................    16
       5.13  AHP US LOAN AGREEMENT..........................    16
       5.14  DEATH OR DISABILITY OF BORROWER................    16
       5.15  MATERIAL CHANGES IN CERTAIN ASSETS.............    16


   6.  REMEDIES.............................................    16

       6.1   ACCELERATION OF THE OBLIGATIONS................    17
       6.2   SET OFF........................................    17
       6.3   OTHER REMEDIES.................................    17


   7.  MISCELLANEOUS........................................    17

       7.1   WAIVER.........................................    17
       7.2   SURVIVAL.......................................    18
       7.3   NO ASSIGNMENT BY BORROWER......................    18
       7.4   COUNTERPARTS...................................    18
       7.5   REIMBURSEMENT..................................    18
       7.6   SUCCESSORS AND ASSIGNS.........................    19
       7.7   SEVERABILITY...................................    19
       7.8   NOTICES........................................    19
       7.9   ENTIRE AGREEMENT; AMENDMENTS...................    20
       7.10  TIME OF THE ESSENCE............................    20
       7.11  INTERPRETATION.................................    20
       7.12  LENDER NOT JOINT VENTURER......................    20
       7.13  GOVERNING LAW; JURISDICTION....................    21
       7.14  ACCEPTANCE.....................................    21
       7.15  PAYMENT ON NON-BUSINESS DAYS...................    21
       7.16  CURE OF DEFAULT BY LENDER......................    21
       7.17  RECITALS.......................................    22
       7.18  ATTORNEY-IN-FACT...............................    22
       7.19  SOLE BENEFIT...................................    22


   8.  CONDITIONS PRECEDENT.................................    22

       8.1   LOAN DOCUMENTS.................................    22
       8.2   GUARANTIES.....................................    22
       8.3   AHP US LOAN AGREEMENT AND LOAN DOCUMENTS.......    23
       8.4   OPINIONS OF COUNSEL............................    23


       8.5   MISCELLANEOUS..................................    23
       8.6   NO DEFAULT.....................................    23
       8.7   REPRESENTATIONS TRUE...........................    23
       8.8   LEVERAGE RATIO.................................    23
       8.9   FINANCIAL STATEMENTS...........................    23
       8.10  CERTAIN AGREEMENTS.............................    24
       8.11  COMPLIANCE WITH CONDITIONS.....................    24

                               LOAN AGREEMENT
                               --------------


     THIS LOAN AGREEMENT (hereinafter, as it may be modified, amended or supplemented from time to time, and together with all Exhibits attached hereto, called this "AGREEMENT"), made, entered into and effective as of the 19th day of
             ---------
August, 1997, by and between BRANDON SL WANG, an individual resident of London, England ("BORROWER"), and SOUTHTRUST BANK, N.A., a national banking association
          --------
("LENDER");
  ------


                                 WITNESSETH:
                                 ----------

     WHEREAS, Borrower has applied to Lender for a term loan, as more particularly described hereinbelow; and

     WHEREAS, Lender is willing to extend such term loan to Borrower in accordance with the terms hereof upon the execution of this Agreement by Borrower, compliance by Borrower with all of the terms and provisions of this Agreement and fulfillment of all conditions precedent to Lender's obligations herein contained;

     NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants herein contained, to induce Lender to extend the financial accommodations provided for herein, and for other good and valuable consideration, the sufficiency and receipt of all of which are acknowledged, Borrower and Lender agree as follows:


     1.   DEFINITIONS; TERMS AND REFERENCES.
          ---------------------------------

          1.1   CERTAIN DEFINITIONS.
                -------------------

          In addition to such other terms as elsewhere defined herein, as used in this Agreement and in any Exhibits, the following terms shall have the following meanings, unless the context requires otherwise:

          "AFFILIATE" shall mean, with respect to any Person, any other Person
           ---------
Controlling, Controlled by or under common Control with such Person.

          "AGREEMENT" shall have the meaning given to such term in the foregoing
           ---------
recitals to this Agreement.

          "AHP CANADA" shall mean Associated Hygienic Products (Canada), an
           ----------
Ontario corporation.

          "AHP CANADA PLEDGE AGREEMENT" shall mean, that certain Stock Pledge
           ---------------------------
Agreement, to be dated as of even date herewith, to be executed and delivered by AHP Holdings in favor of Lender, pursuant to which AHP Holdings will pledge to Lender all of the issued and outstanding stock of AHP Canada as security for its obligations under its Guaranty and the Obligations, as such Stock Pledge Agreement may be amended or modified from time to time hereafter.

          "AHP HOLDINGS" shall mean AHP Holdings, L.P., a Georgia limited
           ------------
partnership.

          "AHP US" shall mean Associated Hygienic Products LLC, a Wyoming
           ------
limited liability company.

          "AHP US LOAN AGREEMENT" shall mean that certain Loan and Security
           ---------------------
Agreement, dated as of December 16, 1996, between AHP US, as borrower, and Lender, as successor by merger to SouthTrust Bank of Georgia, N.A., as lender, as amended or modified concurrently herewith and from time to time hereafter.

          "BANKRUPTCY CODE" shall mean Title 11 of the United States Code, as
           ---------------
amended from time to time.

          "BASE RATE" shall mean that interest rate per annum so denominated and
           ---------
set by Lender from time to time as an interest rate basis for borrowings from Lender. Base Rate is one of several interest rate bases which may be used by Lender. Lender lends at interest rates above and below Base Rate. Any change in any rate of interest charged hereunder as a result of any change in Base Rate shall become effective as of the opening of business on each date on which such change in Base Rate occurs.

          "BASE RATE BORROWING" shall mean and refer to that portion of
           -------------------
outstanding borrowings evidenced by the Term Note as to which, pursuant to
Section 2.2, Borrower has elected to be charged interest at a rate computed by reference to the Base Rate.

          "BORROWER" shall have the meaning given to such term in the foregoing
           --------
recitals to this Agreement.

          "BUSINESS DAY" shall mean any day on which Lender is open for the
           ------------
conduct of banking business at its offices in the States of Alabama and Georgia.

          "CHANGE OF CONTROL" shall mean: (a) the Controlling Shareholders,
           -----------------
individually or in the aggregate, shall cease to Control Parent, (b) Parent shall cease to directly or indirectly own and Control, with power to vote (either itself or through one or more of its Subsidiaries), one hundred percent (100%) of the issued and outstanding shares of each of the Members or (c) either Member shall transfer any or all of its ownership units in AHP US or AHP Canada to any other Person or shall otherwise cease to own and Control such ownership units.

          "CLOSING DATE" shall mean that date on which all conditions precedent
           ------------
to the making of the Term Loan specified in Article 8 hereof are satisfied and the Term Loan is made to Borrower.

          "CONTROL", "CONTROLLED", or "CONTROLLING" shall mean, with respect to
           -------    ----------       -----------
any Person the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities or otherwise; provided, however, that in any event, any Person who owns directly or
           --------  -------
indirectly twenty percent (20%) or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation or other entity shall be deemed to "Control" such corporation or other entity for purposes of this Agreement. Without limitation of the foregoing, the Members shall be deemed to "Control" AHP US and AHP Canada, and Parent shall be deemed to "Control" the Members, AHP US and AHP Canada.

          "CONTROLLING SHAREHOLDERS" shall mean those shareholders of Parent
           ------------------------
Controlling Parent on the Closing Date.

          "DEBT"  means all liabilities, obligations and indebtedness of a
           ----
Person to any other Person of, any kind or nature, now or hereafter owing, arising, due or payable, howsoever evidenced, created, incurred, acquired Or owing, whether primary, secondary, direct, contingent, fixed or otherwise, and including, without in any way limiting the generality of the foregoing: (i) all liabilities and obligations to trade creditors; (ii) in the case of Borrower, all of the Obligations; (iii) all obligations and liabilities of any other Person secured by any lien on a Person's property, even though such Person shall not have assumed or become liable for the payment thereof; (iv) all accrued pension fund and other employee benefit plan obligations and liabilities; (v) all Guaranteed Obligations; (vi) deferred taxes; and (vii) all obligations under capitalized leases.

          "DEFAULT CONDITION" shall mean the occurrence of any event which,
           -----------------
after satisfaction of any requirement for the giving of notice or the lapse of time, or both, would become an Event of Default.

          "DEFAULT RATE" shall mean that interest rate per annum equal to two
           ------------
percent (2%) plus the stated interest rate effective under the Term Note from time to time.

          "EVENT OF DEFAULT" shall mean any of the events or conditions
           ----------------
described in Article 5, provided that any requirement for the giving of notice or the lapse of time, or both, has been satisfied.

          "GAAP" shall mean generally accepted accounting principles,
           ----
consistently applied.

          "GUARANTEED OBLIGATIONS" shall mean, with respect to any Person, all
           ----------------------
obligations of such Person which in any manner directly or indirectly guarantee or assure, or in effect guarantee or assure, the payment or performance of any indebtedness, dividend or other obligation of any other Person or assure or in effect assure the holder of any such obligations against loss in respect thereof, including, without limitation, any such obligations incurred through an agreement, contingent or otherwise: (a) to purchase such obligations or any property constituting security therefor; (b) to advance or supply funds for the purchase or payment of such obligations or to maintain a working capital or other balance sheet condition; or (c) to lease property or to purchase any debt or equity securities or other property or services.

          "GUARANTIES" shall mean, collectively; these certain Guaranties, each
           ----------
to be dated as of even date herewith, to be executed and delivered by Guarantors in favor of Lender, pursuant to which Guarantors will guarantee the payment and performance by Borrower of his Obligations to Lender, as such Guaranties may be amended or modified from time to time hereafter. "GUARANTY," shall mean,
                                                  --------
individually, any of the Guaranties.

          "GUARANTORS" shall mean, collectively, AHP Holdings, AHP US, and each
           ----------
of the Trusts. "GUARANTOR" shall mean, individually, any of the Guarantors.
                ---------

          "INTEREST PERIOD" shall mean with respect to any LIBOR Rate Borrowing,
           ---------------
a period of thirty (30), sixty (60) or ninety (90) days, as Borrower may elect as provided in this Agreement; provided, that (a) the first day of an Interest
                               --------  ----
Period must be a Business Day, (b) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day, unless such Business Day falls in the next calendar month, in which case the Interest Period shall end on the next preceding Business Day, and
(c) Borrower may not elect an Interest Period which would extend beyond the final maturity date of the Term Loan.

          "LENDER" shall have the meaning given to such term in the initial
           ------
recitals to this Agreement.

          "LIBOR RATE" shall mean, with respect to any Interest Period for any
           ----------
LIBOR Rate Borrowing, the rate determined by Lender to be the rate at which deposits in United States Dollars are offered to prime banks in the London interbank market in an amount substantially equal to such LIBOR Rate Borrowing for a period equal to such Interest Period.

          "LIBOR RATE BORROWING" shall mean and refer to that portion of
           --------------------
outstanding borrowings evidenced by the Term Note, as to which, pursuant to
Section 2.2, Borrower has elected to be charged interest at a rate computed by reference to the LIBOR Rate.

          "LOAN DOCUMENTS" shall mean this Agreement, the Term Note, the Pledge
           --------------
Agreement, the Guaranties, the AHP Canada Pledge Agreement and any and all other documents, instruments, certificates and agreements executed and/or delivered by Borrower or any Guarantor in connection herewith, or any one, more, or all of the foregoing, as the context shall require.

          "MARGIN STOCK" shall have the meaning ascribed to such term in Section
           -------------
221.2(h) (or any successor provision) of Regulation U of the Board of Governors of the Federal Reserve System.

          "MEMBERS" shall mean, collectively, Elmbay Limited, an English
           -------
company, and AHP Holdings.

          "OBLIGATIONS" shall mean any and all Debts, liabilities and
           -----------
obligations of Borrower to Lender, including, without limiting the generality of the foregoing, any indebtedness, liability or obligation of Borrower to Lender under any loan made to Borrower by Lender prior to the date hereof and any and all extensions or renewals thereof in whole or in part; and Debt, liability or obligation of Borrower to Lender arising hereunder or as a result hereof, whether evidenced by the Term Note, the other Loan Documents or otherwise, and any and all extensions or renewals thereof in whole or in part; any Debt, liability or obligation of Borrower to Lender under any later or future advances or loans made by Lender to Borrower, and any and all extensions or renewals thereof in whole or in part; any and all present and future Debt of Borrower to other creditors which is purchased by Lender from such other creditors; and any and all future or additional Debts, liabilities or obligations of Borrower to Lender whatsoever and in any event, whether existing as of the date hereof or hereafter arising, whether arising under a loan, lease, line of credit, letter of credit or other type of financing, and whether direct, indirect, absolute or contingent, as maker, endorser, guarantor, surety or otherwise, and whether evidenced by, arising out of, or relating to, a promissory note, bill of exchange, check, draft, bond, letter of credit, guaranty agreement, bankers' acceptance, foreign exchange contract, commitment fee, service charge or otherwise.

          "PARENT" shall mean DSG International Limited, a British Virgin
           ------
Islands corporation.

          "PERSON" shall mean any individual, sole proprietorship, partnership,
           ------
joint venture, trust, unincorporated organization, association, corporation, institution, entity, party or government (whether territorial, national, federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

          "PLEDGE AGREEMENT" shall mean that certain Stock Pledge Agreement, to
           ----------------
be dated as of even date herewith, to be executed and delivered by the Trust which is denominated "Mr. Brandon Wang's Cayman Interest in Possession Settlement" in favor of Lender, pursuant to which such Trust will pledge to Lender at least 2,317,100 shares of the issued and outstanding stock of Paint owned by it, as security for payment and performance of its obligations under its Guaranty and the Obligations, as such Stock Pledge Agreement may be amended or modified from time to time hereafter.

          "SUBSIDIARY" shall mean any corporation, partnership, business
           ----------
association or other entity (including any Subsidiary of any of the foregoing) of which and Person owns, directly or indirectly, fifty percent (50%) or more of the capital stock or equity interest having ordinary power for the election of directors or others performing similar functions. Any representation, warranty or covenant contained in this Agreement which includes the term "Subsidiaries" shall mean and refer to any Subsidiary which was such as of the date of determination for purposes of such representation, warranty or covenant.

          "TERM LOAN" shall mean, subject to the terms and conditions set forth
           ---------
herein, the term loan to be made by Lender to Borrower on the Closing Date pursuant to Section 2.1 hereof.

          "TERM NOTE" shall mean the Term Promissory Note, dated as of the
           ---------
Closing Date, as it may be amended or supplemented from time to time, in the principal amount of the Term Loan, together with any renewals or extensions thereof, in whole or in part.

          "TRUSTS" shall mean, collectively, "The Cavalino Trust" and "Mr.
           ------
Brandon Wang's Cayman Interest in Possession Settlement". "Trust" shall mean,
                                                           -----
individually, either of the Trusts.


          1.2   USE OF DEFINED TERMS.
                --------------------

          All terms defined in this Agreement and the Exhibits shall have the same defined meanings when used in any other Loan Documents, unless the context shall require otherwise.


          1.3   ACCOUNTING TERMS.
                ----------------

          All accounting terms not specifically defined herein shall have the meanings generally attributed to such terms under GAAP.


          1.4   TERMINOLOGY.
                -----------

          All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural, and the plural shall include the singular. Titles of Articles and Sections in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement, and all references in this Agreement to Articles, Sections, Subsections, paragraphs, clauses, subclauses or Exhibits shall refer to the corresponding Article, Section, Subsection, paragraph, clause, subclause of, or Exhibit attached to, this Agreement, unless specific reference is made to the articles, sections or other subdivisions divisions of, or Exhibit to, another document or instrument.


          1.5   EXHIBITS.
                --------

          Any Exhibits attached hereto are by reference made a part hereof.


     2.   TERM LOAN.
          ---------

          2.1.  GENERAL TERMS AND CONDITIONS.
                ----------------------------

          (a) Upon execution of this Agreement and compliance with its terms, including, without limitation, the conditions precedent set forth in Article 8 hereof, Lender agrees to make the Term Loan to Borrower in an amount not in excess of Fifteen Million Dollars ($15,000,000).

          (b) The Term Loan shall be evidenced by the Term Note. The principal amount of the Term Note (or so much thereof as shall be disbursed to or on behalf of Borrower) shall be payable in equal, consecutive, quarterly installments (based on an assumed ten-year principal amortization schedule) on the first day of each calendar quarter, commencing on October 1, 1997, with each installment to be in the amount of Three Hundred Seventy-Five Thousand Dollars ($375,000), followed by one (1) final installment, constituting a balloon payment, in an amount equal to the then unpaid principal balance of the Term Note, which shall be due and payable on August 1, 2000.


          2.2   INTEREST.
                --------

          Borrower agrees to pay to Lender interest on the Term Loan (computed based on a 360-day year and the actual number of days elapsed) in accordance with the following provisions:

          (a)   Interest Rate.
                -------------

                (i) Except as set forth in clause (ii) below concerning the availability of a fixed interest rate option, interest on the outstanding principal balance of the Term Loan shall be payable at Borrower's option, either at (A) a fluctuating rate per annum equal to the Base Rate, or (B) a fluctuating rate per annum equal to the LIBOR Rate plus 2.25% per annum, for Interest Periods of thirty (30), sixty (60) or ninety (90) days, as selected by Borrower, as hereinafter set forth; provided, however, that if, at his election, Borrower
                          --------  -------
pays to Lender a fee of Forty-Five Thousand Dollars ($45,000) prior to the date of disbursement of the Term Loan, then the margin added to the LIBOR Rate pursuant to the preceding clause (B) shall be reduced from 2.25% to 2.00%. Borrower shall have the right to elect at any time to have up to four (4) Interest Periods in effect with respect to the Term Loan provided that the minimum amount of the Term Loan to which each Interest Period shall apply shall be One Million Dollars ($1,000,000) or an integral multiple thereof. On the Closing Date, Borrower shall notify Lender in writing as to the applicable interest rate or rates selected by Borrower with respect to the Term Loan and, for any LIBOR Rate Borrowings, if more than one Interest Period is selected, as to the amount of the Term Loan attributable to each such Interest Period. Thereafter, at least two (2) Business Days prior to the last day of each Interest Period, Borrower shall notify Lender in writing of his intent to continue the portion of the Term Loan attributable to such Interest Period at the LIBOR Rate for an Interest Period or Periods, as applicable, of either thirty (30), sixty (60) or ninety (90) days. If Borrower fails to do so on a timely basis, then each such LIBOR Rate Borrowing shall be converted to a Base Rate Borrowing at the end of such Interest Period.


                (ii) At any time after the Closing Date, so long as no Default Condition or Event of Default then exists, Borrower shall have the right to request that Lender offer a fixed interest rate in respect of all (but not a portion) of the then unpaid principal balance of the Term Loan if Lender is then offering fixed rates for loans of the size, type and tenor of the principal balance of the Term Loan outstanding at such time. Any such offer, by Lender, to be valid, must be contained in a writing signed by an authorized officer of Lender making specific reference to this provision. If Lender's offer of a fixed rate in respect of the Term Loan is accepted by Borrower (as evidenced by its written, acceptance thereof on the Business Day on which the offer is made), then, such fixed interest rate shall become the applicable interest rate as of the first day of the succeeding calendar quarter for all of the outstanding principal balance of the Term Loan and remain effective thereafter until the Term Loan is paid in full.

          (b)   Payment. Interest on any Base Rate Loan shall be payable monthly
                -------
in arrears on the first day of each calendar month hereafter (for the preceding calendar month), commencing on the first day of the first month occurring after the disbursement of the Term Loan. Interest on any LIBOR Rate Loan shall be payable at the end of the Interest Period corresponding thereto.

          (c)   Limitations on LIBOR Rate Borrowings. Notwithstanding any other
                ------------------------------------
term of this Agreement, Borrower shall not be able to obtain or continue LIBOR Rate Borrowings or convert Base Rate Borrowings into LIBOR Rate Borrowings if:
(i) a Default Condition or Event of Default has occurred and during its continuance; or (ii) Borrower has received notice from Lender that it has become illegal or commercially impracticable for Lender to make or maintain any borrowings hereunder as LIBOR Rate Borrowings, so long as such notice remains effective; in either such case, then and thereafter all such borrowings shall be made, or continued as, or converted into, Base Rate Borrowings.


          2.3   METHOD OF MAKING, PAYMENTS.
                --------------------------

          All payments owing under or pursuant to this Agreement, whether of principal, interest, fees or otherwise, shall be made without defense, set-off or counterclaim to Lender not later than 1:00 p.m. Atlanta, Georgia time on the date when due and shall be made in lawful money of the United States of America in immediately available funds at the office of Lender in Atlanta, Georgia. Whenever any payment to be made hereunder or pursuant hereto shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the applicable rate during such extension.


          2.4   PREPAYMENTS.
                -----------

          (a)   Voluntary Prepayments.
                ---------------------

          The principal amount of the Term Loan may be prepaid in full or in part at any time or from time to time after the first anniversary of the Closing Date, without penalty or premium; provided, however, that (i) any such
                                  --------  -------
prepayment must be preceded by at least ten (10) days prior written notice thereof to the Lender, (ii) any such prepayment must be accompanied by the payment of all then accrued interest on the principal amount to be prepaid together with all accrued fees and expenses, (iii) any such prepayment (other than a prepayment in full) must be in the amount of at least One Hundred Thousand Dollars ($100,000) or an integral multiple thereof, (iv) no portion of the Term Loan then constituting a LIBOR Rate Borrowing shall be prepaid on any day other than the last day of the Interest Period then applicable thereto or the maturity date of the Term Loan, as applicable and (v) in connection with any prepayment of the Term Loan after a fixed rate election is made pursuant to
Section 2.2(a)(ii) hereof, Borrower shall pay to Lender a "mark to market" charge in such amount as Lender shall determine in connection with such prepayment. Each partial prepayment of the Term Loan shall be applied to the unpaid principal installments thereof in the inverse order of their respective maturities.


          (b)   Mandatory Prepayments.
                ---------------------

          In the event that at any time the outstanding principal balance of the Term Loan shall exceed seventy-five percent (75%) of the fair market value of the stock of Parent pledged to Lender pursuant to the Pledge Agreement, as determined by Lender, in its sole discretion, then within three (3) Business Days after Lender notifies Borrower of such excess, Borrower shall make such prepayments of the Term Loan as are necessary in Lender's determination, in its sole discretion, to restore the outstanding principal balance of the Term Loan to not more than seventy-five percent (75%) of the fair market value of such pledged stock. In connection with any prepayment made pursuant to this Section 2.4(b), Borrower shall (i) if any portion of the Term Loan so prepaid is a LIBOR Rate Borrowing, reimburse Lender for any costs incurred by Lender resulting from the repayment of such LIBOR Rate Borrowing prior to the end of an Interest Period and (ii) if Borrower has elected to have the Term Loan bear interest at a fixed rate pursuant to Section 2.2(a)(ii), pay to Lender a "mark to market" charge in such amount as Lender shall determine in connection with such prepayment. Each partial prepayment of the Term Loan shall be applied to the unpaid principal installments thereof in the inverse order of their respective maturities.


          2.5   USE OF PROCEEDS.
                ---------------

          The proceeds of the Term Loan shall be used by Borrower to pay in full the loan in the outstanding principal amount of Fifteen Million Dollars ($15,000,000) previously made by Parent to Borrower; and, simultaneously therewith, Parent shall use the proceeds of such loan repayment to pay in full the loan in the outstanding principal amount of Fifteen Million Dollars ($15,000,000) previously made by AHP US to Parent.


          2.6   INCREASED COSTS OR REDUCED RETURN.
                ---------------------------------

          If, due to either (a) the introduction of or any change in or in the interpretation of any U.S. or foreign law or regulation, or (b) the compliance with any guideline or request from any governmental authority, there shall be any increase in the cost to Lender of maintaining its commitments hereunder or agreeing to make or making, funding or maintaining the Term Loan or any reduction in the rate of return on Lender's capital as a consequence of its obligations hereunder to a level below that which Lender would have achieved but for such events described in clauses (a) and (b) above (taking into consideration Lender's policies to comply with statutorily required levels with respect to capital adequacy), then Borrower agrees from time to time, upon demand by Lender to pay to Lender additional amounts sufficient to compensate Lender for such increased costs or reduced return. A certificate identifying with reasonable specificity the basis for and the amount of such increased costs or reduced return shall be submitted to Borrower by Lender and shall be conclusive and binding for all purposes, absent manifest error. In determining such amount, Lender may use reasonable averaging and attribution methods.


          2.7   INDEMNIFICATION OF LENDER.
                -------------------------

          At all times prior to and after the consummation of the transactions contemplated by this Agreement, Borrower agrees to hold Lender, its respective directors, officers, employees, agents, Affiliates, successors and assigns harmless from and to indemnify Lender and its respective directors, officers, employees, agents, Affiliates, successors and assigns against, all loss, damages, costs and expenses (including, without limitation, reasonable attorney's fees, costs and expenses) actually incurred by any of the foregoing, whether direct, indirect or consequential, as a result of or arising from or relating to any "Proceedings" (as defined below) by any Person, whether threatened or initiated, asserting a claim for any legal or equitable remedy against any Person under any statute, case or regulation, including, without limitation, any federal or state securities laws or under any common law or equitable case or otherwise, arising from or in connection with this Agreement, and any other of the transactions contemplated by this Agreement except to the extent such losses, damages, costs or expenses are due to the willful misconduct or gross negligence of Lender. As used herein, "PROCEEDINGS" shall mean actions,
                                                -----------
suits or proceedings before any court, governmental or regulatory authority. At the request of Lender, Borrower agrees to indemnify any Person to whom Lender transfers or sells all or any portion of its interest in the Obligations or participations therein on terms substantially similar to the terms set forth above. Lender shall not be responsible or liable to any Person for consequential damages which may be alleged as a result of this Agreement or any of the transactions contemplated hereby. The obligations of Borrower under this Section
2.7 shall survive the termination of this Agreement and payment of the Obligations.


     3.   REPRESENTATIONS AND WARRANTIES.
          ------------------------------

          In order to induce Lender to enter into this Agreement, Borrower hereby represents and warrants to Lender as set forth below.


          3.1   RESIDENCE.
                ---------

          Borrower is an individual resident of London, England.


          3.2   CAPACITY; VALIDITY AND BINDING EFFECT.
                -------------------------------------

          Borrower has the capacity to make, deliver and perform under the Loan Documents. This Agreement constitutes, and the remainder of the Loan Documents to which Borrower is a party, when executed and delivered for value received, will constitute, the valid obligations of Borrower, legally binding upon him and enforceable against him in accordance with their respective terms.

          3.3   NO MATERIAL LITIGATION.
                ----------------------

          There are no proceedings pending or, so far as Borrower knows, threatened, before any court or administrative agency which might materially adversely affect the financial condition of Borrower.


          3.4   TAXES.
                -----

          Borrower has flied or caused to be flied any tax returns required to be filed by him and has paid all taxes shown to be due and payable by him on said returns or on any assessments made against him, the nonpayment of which could reasonably be expected to have a material adverse effect on the Borrower's financial condition, unless and to the extent only that (x) such taxes are being contested in good faith and by appropriate proceedings by Borrower.


          3.5   INSOLVENCY.
                ----------

          After giving effect to the funding of the Term Loan and the uses by Borrower of the proceeds of such loan as provided hereunder, (a) the fair value and present fair saleable value of Borrower's assets are in excess of the total amount of Borrower's liabilities, including known contingent liabilities; (b) Borrower will not have incurred debts, nor will he intend to incur debts, beyond his ability to pay such debts as they mature; and (c) Borrower will not have unreasonably small capital to carry on Borrower's businesses as theretofore operated and all businesses in which the Borrower is about to engage. As used in this Section 3.5, "debt" means any liability on a claim, and "claim" means (i) the right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, or (ii) the right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.


          3.6   MARGIN STOCK.
                ------------

          Borrower is not engaged principally, or as one of his important activities, in the business of purchasing or carrying any Margin Stock and no part of the proceeds of any borrowing made pursuant hereto will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock, or be used for any purpose which violates, or which is inconsistent with, the provisions of Regulation X of the Board of Governors of the Federal Reserve System. In connection herewith, if requested by Lender, Borrower will furnish to Lender a statement in conformity with the requirements of Federal Reserve Form F.R. U-1 referred to in Regulation U of said Board to the foregoing effect.

          3.7   NO VIOLATIONS.
                -------------

          The execution, delivery and performance by Borrower of this Agreement and the Loan Documents to which he is party do not violate any provision of any law, rule, regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to Borrower, or result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which Borrower is a party or by which he or his properties may be bound or affected; and Borrower is not in default under any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, agreement, lease or instrument.


          3.8   FINANCIAL STATEMENTS.
                --------------------

          The personal financial statements of Borrower for the most recently completed calendar year, copies of which have heretofore been furnished to Lender, are complete and accurately and fairly represent the financial condition of Borrower, as of the date thereof and for the period referred to therein. There is no material Debt of Borrower as of the date of such financial statements which is not reflected therein or in the notes thereto. There has been no material adverse change in the financial condition of Borrower since the date of the balance sheets contained in such financial statements.


          3.9   DISCLOSURE.
                ----------

          Neither this Agreement nor any other document, certificate or statement furnished to Lender by or on behalf of Borrower in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading. To the best of Borrower's knowledge, there is no fact peculiar to Borrower which materially adversely affects or in the future may (so far as Borrower can now reasonably foresee) materially adversely affect the business, property or assets, or financial condition of Borrower which has not been set forth in this Agreement or in the other documents, certificates and statements furnished to Lender by or on behalf of Borrower prior to the date hereof in connection with the transactions contemplated hereby, when taken as a whole.


     4.   COVENANTS.
          ---------

          Borrower covenants to Lender that from and after the date hereof, and until such time as the Obligations have been paid in full and Lender shall have terminated this Agreement in writing, Borrower will comply with the covenants set forth below.

          4.1   FURTHER ASSURANCES.
                ------------------

          Borrower shall duly execute and/or deliver (or cause to be duly executed and/or delivered) to Lender any instrument, waiver, consent or other writing which may be reasonably necessary to Lender to carry out the terms of this Agreement and any of the other Loan Documents.


          4.2   PERSONAL FINANCIAL STATEMENTS AND OTHER REPORTS.
                -----------------------------------------------

          Borrower shall, as soon as practicable, and, in any event, within one hundred twenty (120) days after the end of each calendar year, furnish to Lender his personal financial statements for such calendar year, prepared in a form satisfactory to Lender, and certified by Borrower to be true, correct and complete and shall deliver to Lender such reports regarding the Trusts as it may request from time to time.


          4.3   PAYMENT OF TAXES.
                ----------------

          Borrower shall pay and discharge all taxes, assessments and governmental charges upon him, his income and his property, the non-payment of which could reasonably be expected to have a material adverse effect on the Borrower's financial condition, prior to the date on which penalties attach thereto, unless and to the extent only that such taxes, assessments and governmental charges are being contested in good faith and by appropriate proceedings by Borrower and (y) Borrower maintains reasonable reserves therefor.


          4.4   NOTICE OF DEFAULT.
                -----------------

          Promptly upon his becoming aware of the occurrence of any Default Condition or Event of Default, Borrower will notify Lender thereof in writing, specifying the nature and period of existence thereof and the action which Borrower proposes to take with respect thereto.


          4.5   COMPLIANCE WITH LAWS.
                --------------------

          Borrower Shall comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, noncompliance with which would materially adversely affect his financial condition or credit.


          4.6   LITIGATION.
                ----------

          Promptly, upon his receipt of notice or knowledge thereof, Borrower will report to Lender any lawsuit or administrative proceeding in which Borrower is a defendant wherein the amount of damages claimed against Borrower exceeds Fifty Thousand Dollars ($50,000).

     5.   EVENTS OF DEFAULT.
          -----------------

          The occurrence of any events or conditions described below shall constitute an Event of Default hereunder, provided that any requirement for the giving of notice or the lapse of time, or both, has been satisfied.


          5.1   TERM NOTE.
                ---------

          Borrower (i) shall fail to make any payment of the Term Loan required pursuant to Section 2.4(b) hereof or (ii) shall fail to make any other payment of principal of or interest on the Term Note within five (5) calendar days after the date when due.


          5.2   OBLIGATIONS.
                -----------

          Borrower shall fail to make any payments of principal of or interest on any of the Obligations (other than the Term Note) or any other Obligations to Lender, within five (5) calendar days after the date when due (or after satisfaction of any shorter or longer requirement for the giving of notice or the lapse of time, or both, contained in the applicable agreement pertaining to such Obligations).


          5.3   MISREPRESENTATIONS.
                ------------------

          Borrower or any Guarantor shall make any representations or warranties in any of the Loan Documents or in any certificate or statement furnished at any time hereunder or in connection with any of the Loan Documents which, when taken as a whole, proves to have been untrue or misleading in any material respect when made or furnished.


          5.4   COVENANTS.
                ---------

          Borrower or any Guarantor shall default in the observance or performance of any covenant or agreement contained herein or in any of the other Loan Documents (other than a failure described in Sections 5.1 or 5.2), unless such default is cured within ten (10) days after Borrower's receipt of notice from Lender of such Default Condition.


          5.5   OTHER DEBTS.
                -----------

          Borrower shall default in connection with any agreement evidencing, securing or relating to any other Debt to, or under any operating lease with Lender or with any creditor other than Lender.

          5.6   VOLUNTARY BANKRUPTCY.
                --------------------

          Borrower (or any Guarantor or Parent) shall file a voluntary petition in bankruptcy or a voluntary petition or answer seeking liquidation, reorganization, arrangement, readjustment of its debts, or for any other relief under the Bankruptcy Code, or under any other act or law pertaining to insolvency or debtor relief, whether state, federal, or foreign, now or hereafter existing; Borrower (or any Guarantor or Parent) shall enter into any agreement indicating its consent to, approval of, or acquiescence in, any such petition or proceeding; Borrower (or any Guarantor or Parent) shall apply for or permit the appointment by consent or acquiescence of a receiver, custodian or trustee of Borrower (or any Guarantor or Parent) for all or a substantial part of its property; Borrower (or any Guarantor or Parent) shall make an assignment for the benefit of creditors; or Borrower (or any Guarantor or Parent) shall be unable or shall fail to pay its debts generally as such debts become due; or Borrower (or any Guarantor or Parent) shall admit, in writing, its inability or failure to pay its debts generally as such debts become due.


          5.7   INVOLUNTARY BANKRUPTCY.
                ----------------------

          There shall have been filed against Borrower (or any Guarantor or Parent) an involuntary petition in bankruptcy or seeking liquidation, reorganization, arrangement, readjustment of its debts or for any other relief under the Bankruptcy Code, or under any other act or law pertaining to insolvency or debtor relief, whether State, federal or foreign, now or hereafter existing, which has not been dismissed within sixty (60) days of the date the petition is flied; Borrower (or any Guarantor or Parent) shall suffer or permit the involuntary appointment of a receiver, custodian or trustee of Borrower (or any Guarantor or Parent) or for all or a substantial part of its property; or Borrower (or any Guarantor or Parent) shall suffer or permit the issuance of a warrant of attachment, execution or similar process against all or any substantial part of the property of Borrower (or any Guarantor or Parent).


          5.8   ORGANIZATIONAL DOCUMENTS DISSOLUTION.
                ------------------------------------

          Any of the organizational documents of any Guarantor shall be amended, amended and restated or otherwise modified (other than administrative or ministerial amendments and modifications) or shall be canceled or terminated, in each case without Lender's prior written consent; or any Guarantor shall be dissolved.


          5.9   JUDGMENTS AND SETTLEMENTS.
                -------------------------

          Final judgments or orders for the payment of money are rendered against Borrower, Parent or any Guarantor or Borrower, Parent or any Guarantor settles any claim or lawsuit in the aggregate amount of Fifty Thousand Dollars ($50,000) or more (exclusive of amounts covered by insurance) which are not paid in full within ten (10) Business Days.

          5.10  CHANGE OF CONTROL.
                -----------------

          A Change of Control shall occur.


          5.11  MATERIAL ADVERSE CHANGE.
                -----------------------

          The occurrence of any material change in the business, financial condition, results of operations or business prospects of Borrower or any Guarantor which Lender reasonably determines, in good faith, materially and adversely affects the ability of Borrower or any Guarantor to pay and perform his or its obligations to Lender.


          5.12  GUARANTIES.
                ----------

          Any default shall occur under, or in respect of, any of the Guaranties or any of the other Loan Documents to which Guarantors are party, or any Guarantor thereunder shall repudiate, or seek to repudiate, its liability thereon.


          5.13. AHP US LOAN AGREEMENT.
                ---------------------

          An "Event of Default" (as defined therein) shall occur under the AHP US Loan Agreement.


          5.14. DEATH OR DISABILITY OF BORROWER.
                -------------------------------

          Borrower shall die or become disabled.


          5.15. MATERIAL CHANGES IN CERTAIN ASSETS.
                ----------------------------------

          There shall occur any material adverse change under or with respect to either of the Trusts (or in the assets contained therein).


     6.   REMEDIES.
          --------

          Upon the occurrence or existence of any Event of Default, or at any time thereafter, without prejudice to the rights of Lender to enforce its claims against Borrower for damages for failure by Borrower to fulfill any of its obligations hereunder, subject only to prior receipt by Lender of payment in full of all Obligations then outstanding in a form acceptable to Lender, Lender shall have all of the rights and remedies described below, and Lender may exercise any one, more, or all of such remedies, in its sole discretion, without thereby waiving any of the others.

          6.1   ACCELERATION OF THE OBLIGATIONS.
                -------------------------------

          Lender, at its option, may by written notice, effective upon receipt, declare all of the Obligations (including but not limited to that portion thereof evidenced by the Term Note) to be immediately due and payable (and in the event a voluntary or involuntary case is commenced under the Bankruptcy Code, or under any other act or law pertaining to insolvency or debtor relief, whether state, federal or foreign, now or hereafter existing, by or against Borrower as a debtor, all Obligations automatically will be due and payable without any notice or declaration by Lender), whereupon the same shall become immediately due and payable without presentment, demand, protest, notice of nonpayment or any other notice required by law relative thereto, all of which are hereby expressly waived by Borrower, anything contained herein to the contrary notwithstanding and, in connection therewith, Lender shall have the right to increase the rate of interest charged on the Term Note, without further notice, to a rate per annum equal to the Default Rate. Thereafter, Lender, at its option, may, but shall not be obligated to, accept less than the entire amount of Obligations due, if tendered, provided, however, that unless then agreed to in writing by Lender, no such acceptance shall or shall be deemed to constitute a waiver of any Event of Default or a reinstatement of any commitments of Lender hereunder.


          6.2   SET OFF.
                -------

          In addition to such other rights and remedies with respect to deposit accounts maintained by Borrower with Lender and cash and other property of Borrower in the possession of Lender, as may exist from time to time hereafter in favor of Lender, whether by way of setoff, banker's lien, consensual security interest or otherwise, upon the occurrence of any Event of Default hereunder, Lender may charge any part or all of the obligations of Lender to Borrower represented by items constituting such property in the possession and control of Lender against the Obligations, without prior notice to or demand upon Borrower.


          6.3   OTHER REMEDIES.
                --------------

          Unless and except to the extent expressly provided for to the contrary herein, the rights of the Lender specified herein shall be in addition to, and not in limitation of, Lender's rights under any statute or rule of law or equity, or under any other provision of any of the Loan Documents, or under the provisions of any other document, instrument or other writing executed by Borrower or any third party in favor of the Lender, all of which may be exercised successively or concurrently.


      7.  MISCELLANEOUS.
          -------------

          7.1   WAIVER.
                ------
          Each and every right granted to Lender under this Agreement, or any of the other Loan Documents, or any other document delivered hereunder or in connection herewith or allowed it by law or in equity, shall be cumulative and may be exercised from time to time. No failure on the part of Lender to exercise, and no delay in exercising, any right shall operate as a waiver thereof, nor shall any single or partial exercise by Lender of any right preclude any other or future exercise thereof or the exercise of any other right. No waiver by Lender of any Default Condition or Event of Default shall constitute a waiver of any subsequent Default Condition or Event of Default.


          7.2   SURVIVAL.
                --------

          All representations, warranties and covenants made herein shall survive the execution and delivery of all of the Loan Documents. The terms and provisions of this Agreement shall continue in full force and effect, notwithstanding the payment of the Term Note until all of the Obligations have been paid in full and Lender have terminated this Agreement in writing.


          7.3   NO ASSIGNMENT BY BORROWER.
                -------------------------

          No assignment hereof shall be made by Borrower without the prior written consent of Lender. Lender may assign, or sell participations and undivided ownership interests in, its rights, title and interest herein and in the Loan Documents at any time hereafter without notice to, or consent from, Borrower.


          7.4   COUNTERPARTS.
                ------------

          This Agreement may be executed in two or more counterparts, each of which when fully executed shall be an original, and all of said counterparts taken together shall be deemed to constitute one and the same agreement.


          7.5   REIMBURSEMENT.
                -------------

          Borrower agrees to pay to the Lender on demand all out-of-pocket costs and expenses that Lender pays or incurs in connection with the negotiation, preparation, consummation, enforcement and termination of this Agreement and the other Loan Documents, including, without limitation: (a) reasonable attorneys' fees and disbursements; (b) costs and expenses (including reasonable attorneys' fees and disbursements) for any amendment, supplement, waiver, consent or subsequent closing in connection with the Loan Documents and the transactions contemplated thereby; (c) sums paid or incurred to pay for any amount or to take any action required of Borrower under the Loan Documents that Borrower fails to pay or take; and (d) costs and expenses (including reasonable attorneys' and paralegals' fees and disbursements) paid or incurred to obtain payment of the Obligations and otherwise enforce the provisions of the Loan Documents or to defend any claims made or threatened against Lender arising out of the transactions contemplated hereby (including, without limitation, preparations for and consultations concerning any such matters). The foregoing shall not be construed to limit any other provisions of the Loan Documents regarding costs and expenses to be paid by Borrower. Borrower will pay all expenses incurred by it in the transaction. In the event Borrower becomes a debtor under the Bankruptcy Code, or under any other act or law pertaining to insolvency or debtor relief, whether state, federal or foreign, now or hereafter existing, Lender's secured claim in such case shall include interest on the Obligations and all fees, costs and charges provided for herein (including, without limitation, reasonable attorneys' fees) all for the extent allowed by the Bankruptcy Code or such other act or law.


          7.6   SUCCESSORS AND ASSIGNS.
                ----------------------

          This Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties hereto.


          7.7   SEVERABILITY.
                ------------

          If any provision of any of the Loan Documents or the application thereof to any party thereto or circumstances shall be invalid or unenforceable to any extent, the remainder of such Loan Documents and the application of such provisions to any other party thereto or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.


          7.8   NOTICES.
                -------

          All notices, requests and demands to or upon the respective parties hereto shall be deemed to have been properly given or made when personally delivered or 5 calendar days after being deposited in the mail, registered or certified mail, return receipt requested, with sufficient postage prepaid, addressed as follows or to such other address as may be designated hereafter in writing by the respective parties hereto:



               Borrower:

                    See Signature Page


               Lender:

                    South Trust Bank, N.A.
                    One Georgia Center, 22nd Floor
                    600 West Peachtree Street
                    Atlanta, Georgia 30308
                    Attn: Barbara A. Gewert
                          Vice President

               With a copy to:

                    King & Spalding
                    191 Peachtree Street
                    Atlanta, Georgia 30303
                    Attn: Gerald T. Woods, Esq.


except in cases where it is expressly provided herein or by applicable law that such notice, demand or request is not effective until received by the party to whom it is addressed in which instance rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice, demand or request sent. By giving at least thirty (30) days written notice thereof, Borrower and Lender shall have the right from time to time and at any time to change their respective addresses and each shall have the right to specify any other address within the continental United States of America.


          7.9   ENTIRE AGREEMENT AMENDMENTS.
                ---------------------------

          This Agreement, together with the Loan Documents executed in connection therewith, collectively constitute the entire agreement between the parties hereto with respect to the subject matter hereof. Neither this Agreement or any Loan Document nor any provision hereof or thereof may be changed, waived, discharged, modified or terminated orally, but only by an instrument in writing signed by the party against whom enforcement is sought.


          7.10  TIME OF THE ESSENCE.
                -------------------

          Time is of the essence in this Agreement and the other Loan Documents.


          7.11  INTERPRETATION.
                --------------

          No provision of this Agreement shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured or dictated such provision.


          7.12  LENDER NOT JOINT VENTURER.
                -------------------------

          Neither this Agreement nor any agreements, instruments, documents or transactions contemplated hereby (including the Loan Documents) shall in any respect be interpreted, deemed or construed as making Lender a partner or joint venturer with Borrower or as creating any similar relationship or entity, and Borrower agrees that it will not make any contrary assertion, contention, claim or counterclaim in any action, suit or other legal proceeding involving Lender or Borrower.

          7.13  GOVERNING LAW; JURISDICTION.
                ---------------------------

          THIS AGREEMENT SHALL BE DEEMED TO HAVE BEEN MADE AT, ATLANTA, GEORGIA AND SHALL BE INTERPRETED, AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED, IN ACCORDANCE WITH THE INTERNAL LAWS, AND NOT THE LAW OF CONFLICTS, OF THE STATE OF GEORGIA. AS PART OF THE CONSIDERATION FOR NEW VALUE THIS DAY RECEIVED, BORROWER HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE STATE OF GEORGIA IN ANY ACTION INSTITUTED HEREUNDER, TO THE EXTENT PERMITTED BY APPLICABLE LAW, WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON BORROWER, AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY REGISTERED MAIL DIRECTED TO BORROWER AT THE ADDRESS SPECIFIED IN SECTION 7.8 ABOVE AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON ACTUAL RECEIPT THEREOF. TO THE EXTENT PERMITTED BY APPLICABLE LAW, BORROWER WAIVES TRIAL BY JURY AND WAIVES ANY OBJECTION TO JURISDICTION AND VENUE OF ANY ACTION INSTITUTED HEREUNDER OR UNDER ANY LOAN DOCUMENTS, AGREES NOT TO ASSERT ANY DEFENSE BASED ON LACK OF JURISDICTION OR VENUE, AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY ANY COURT. NOTHING CONTAINED IN THIS SECTION, HOWEVER, SHALL AFFECT THE RIGHT OF LENDER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF LENDER TO BRING ANY ACTION OR PROCEEDING AGAINST BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION.


          7.14  ACCEPTANCE.
                ----------

          This Agreement, together with the other Loan Documents, shall not become effective unless and until delivered to Lender at its office in Atlanta, Georgia and accepted in writing by Lender thereafter at such office as evidenced by its execution hereof (notice of which delivery and acceptance is hereby waived by Borrower).


          7.15  PAYMENT ON NON-BUSINESS DAYS.
                ----------------------------

          Whenever any payment to be made hereunder or under the Term Note shall be stated to be due on a day which is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest hereunder or under the Notes.


          7.16  CURE OF DEFAULT BY LENDER.
                -------------------------

          If, hereafter, Borrower defaults in the performance of any duty or obligation to Lender hereunder or under any Loan Document or to any other Person (including, without limitation, any lessor, licensor, vendor, processor, shipper, carrier or warehouseman), Lender may, at its option, but without obligation, in order to protect or preserve Lender's credit, cure such default and any costs, fees and expenses incurred by Lender in connection therewith payment of taxes, shall bear interest at the Default Rate and shall be payable on demand.

          7.17  RECITALS.
                --------

          All recitals contained herein are hereby incorporated by reference into this Agreement and made part thereof.


          7.18  ATTORNEY-IN-FACT.
                ----------------

          Borrower hereby designates, appoints and empowers Lender irrevocably as its attorney-in-fact, at Borrower's cost and expense, to do in the name of Borrower any and all actions which Lender may reasonably deem necessary or advisable to protect, preserve or enforce its rights hereunder upon the failure, refusal or inability of Borrower to do so within ten (10) days after notice by Lender to Borrower, and Borrower hereby agrees to indemnify and hold Lender harmless from any costs, damages, expenses or liabilities arising against or actually incurred by Lender in connection therewith, except those arising from the willful misconduct or gross negligence of Lender. This power of attorney, being coupled with an interest, shall be irrevocable, shall continue until all Obligations have been satisfied in full and this Agreement has been terminated by Lender in writing and shall be in addition to Lender's other rights, powers and remedies.


          7.19  SOLE BENEFIT.
                ------------

          The rights and benefits set forth in this Agreement and in all the other Loan Documents are for the sole and exclusive benefit of the parties thereto and may be relied upon only by them.


     8.   CONDITIONS PRECEDENT.
          --------------------

          The conditions precedent set forth below shall constitute express conditions precedent to any obligation of Lender to make the Term Loan.


          8.1   LOAN DOCUMENTS.
                --------------

          Receipt by Lender of the Term Note, the Pledge Agreement (accompanied by certificates evidencing the stock pledged thereunder and stock powers executed in blank) and all other Loan Documents not elsewhere more particularly described herein, duly executed in form and substance acceptable to Lender.


          8.2   GUARANTIES.
                ----------

          Receipt by Lender of the Guaranties, the AHP Canada Pledge Agreement, all other documents necessary or desirable to perfect Lender's security interest in the collateral described therein, and all other Loan Documents to be executed and delivered by Guarantors, together with appropriate certifications of organization, authorization, incumbency and good standing; each to be in form and substance satisfactory to Lender.

          8.3   AHP US LOAN AGREEMENT AND LOAN DOCUMENTS.
                ----------------------------------------

          Receipt by Lender of (a) amendments to the AHP US Loan Agreement and the other "Loan Documents" (as defined therein) {including, without limitation, the "Mortgage", as defined therein) to provide (i) for a reduction in the amount of the "Revolving Line of Credit" (as defined therein) thereunder from Ten Million Dollars ($10,000,000) to Five Million Dollars ($5,000,000), (ii) that the obligations of AHP US under its Guaranty are secured by the "Collateral" (as defined therein) and (iii) as to such other matters as Lender shall deem necessary or appropriate in connection with the transactions contemplated hereby; (b) reaffirmations of all guaranties of the obligations of AHP US under the AHP US Loan Agreement; and (c) such title policy endorsements, certifications and other documents as Lender shall deem necessary or appropriate in connection with the foregoing.


          8.4   OPINIONS OF COUNSEL.
                -------------------

          Receipt by Lender of opinion of Borrower's, the Trusts' and the other Guarantors' counsel in form and substance satisfactory to Lender.


          8.5   MISCELLANEOUS.
                -------------

          Receipt by Lender of such other documents, certificates, instruments and agreements as shall be required hereunder or provided for herein or as Lender or Lender's counsel may require in connection herewith.


          8.6   NO DEFAULT.
                ----------

          There shall exist no Default Condition or Event of Default;


          8.7   REPRESENTATIONS TRUE.
                --------------------

          All representations and warranties contained herein shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of the Term Loan is made.


          8.8   LEVERAGE RATIO.
                --------------

          After giving effect to the transactions contemplated hereby, the "Leverage Ratio" (as defined in the AHP US Loan Agreement) shall be not more than 2.00 to 1.00.


          8.9   FINANCIAL STATEMENTS.
                --------------------

          Lender shall have received financial statements for Borrower, prepared as of a current date, in form and substance satisfactory to Lender.

          8.10. CERTAIN AGREEMENTS.
                ------------------

          Lender shall have received copies of "The Cavalino Trust" and "Mr. Brandon Wang's Cayman Interest in Possession Settlement", each of which shall be satisfactory to Lender in all respects.


          8.11  COMPLIANCE WITH CONDITIONS.
                --------------------------

          Borrower's request for disbursement of the Term Loan, and the acceptance by Borrower of the proceeds thereof, shall constitute a representation and warranty by Borrower, as of the date of such disbursement of the Term Loan, that the applicable conditions specified in Sections 8.1 through
8.10 have been fully satisfied.

     IN WITNESS WHEREOF, Borrower and Lender each have set their hands and Borrower as affixed his seal, all as of the day and year first above written.



                         SOUTHTRUST BANK, N. A.


                         By: /s/ Barbara A. Gewert
                            ----------------------------------
                             Barbara A. Gewert
                             Vice President

                                        /s/ Brandon SL Wang
                                        -------------------------------- (SEAL)
                                        Brandon SL Wang



Signed, sealed and delivered by         Address for Notices to Borrower:
Brandon SL Wang in the
presence of:                            c/o DSG International, Ltd.
                                        -------------------------------------
                                        The Old PumpHouse
                                        -------------------------------------
                                        35 Kensington Court Place
                                        -------------------------------------
                                        London, W8 5 BJ England
                                        -------------------------------------
                                        Fax 4471-938-4134


/s/ Diane S. White
-------------------------------------
Witness

/s/ Judy Zisholtz
-------------------------------------
Notary Public


My commission expires:

December 31, 1997
-------------------------------------
[NOTARY SEAL]